UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2006

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 South Edmonds, Suite 108, Lewisville, TX		75067
(Address of principal executive offices)		Zip Code

(972) 219-3330
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Liquidity—Cash Sources and Uses for 2006

We expect total production for 2006 to be approximately 670,000 pounds, 80,000 pounds lower than our May 2006 estimate. During the first six months of 2006, we produced approximately 114,000 pounds. At our Vasquez properties we have experienced permitting delays and delays in the drilling of new wellfields because of a shortage of drill rigs. At our Kingsville Dome property start-up problems resulted in production coming on slower in the second quarter than originally projected, and torrential rain forced a temporary shutdown of production. We expect some of the problems to continue through July, resulting in lower than anticipated production through July. We expect our production to gradually increase beginning in August. Because of lower than anticipated production during the second quarter, our average production costs were higher than we originally projected. However, if we are able to achieve our estimated production for the year, our average production costs should be only slightly higher than we originally anticipated. We expect to have positive cash flow from operations in the fourth quarter of 2006.

Duval County, Texas Proceeding

In June 2006, the Company, one of its subcontractors, and Richard Van Horn, Senior Vice President—Operations of the Company, were named in indictments in the 229th Judicial District Court of Duval County, Texas, for alleged felony theft arising from the subcontractor’s inadvertent use of caliche and water taken from the complaining party’s property in connection with the construction of a road over the complaining party’s property. This road was being constructed to provide access to the Vasquez property for which an easement had been obtained by the Company from the property owner. The Company made a payment to the complaining party to compensate it for the caliche and water used in exchange for a general release, which was executed by the complainant on July 30, 2004. The company does not believe these actions have merit and, in any event, will not have a material financial impact on the Company. The Company intends to vigorously defend the charges on behalf of the Company and Mr. Van Horn.

Kingsville Dome Production Area Authorization 3

After a hearing held in August 2005, the Texas Commission on Environmental Quality (“TCEQ”) voted unanimously February 22, 2006 to renew the Company’s disposal well permits, WDW-247 and WDW-248, and to issue Kingsville Dome Production Area Authorization 3 (“PAA 3”). Anyone wishing to challenge PAA 3 was required to file a motion for rehearing by April 10, 2006. Such a motion was filed; however, the motion was automatically overruled by operation of law on May 4, 2006. The time for filing a petition for judicial review was June 5, 2006. Two such petitions were filed. The Attorney General has answered in defense of the TCEQ Order. The TCEQ is in the process of preparing the administrative record for submission to the court. The TCEQ decision stands until and unless vacated by the court. The Company believes the TCEQ decision is well-founded and will intervene with the Attorney General to defend its interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM RESOURCES, INC.

Date: July 14, 2006	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer